EXHIBIT 99.2

JAMES G. WILES, ESQ. (PA. #40496)
LAW OFFICES OF JAMES G. WILES
Analisa Sondergaard (PA. #74223)
Two Penn Center Plaza
1500 JFK Boulevard, Suite 200
Philadelphia, PA  19102
Telephone: (215) 854-6360

JOSEPH E. HATCH, ESQ. (USB #1415)
JOSEPH E. HATCH, P.C.
341 South Main Street, Suite 201
Salt Lake City, Utah 84111
Telephone: (801) 532-2707
Attorneys for Plaintiff


          IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH
                                CENTRAL DIVISION


STANSBURY HOLDINGS CORPORATION,         :
a Utah corporation,                     :    PRELIMINARY INJUNCTION
                                        :
                           Plaintiff,   :
                                        :
             v.                         :    Case No. 2:95CV 0947G
                                        :
ROBERT MURTON; THOMAS J. DEROSA;        :    JUDGE J. THOMAS GREENE
DR. SAMI SAMANI; PETER SAMANI; and      :
CHARLES L. MCLAUGHLIN,                  :
                                        :
                           Defendants.  :


     The Motion for Temporary Restraining Order filed by Plaintiff Stansbury Holdings Corporation was heard before the Honorable J. Thomas Greene on October 18, 1995. The Plaintiff was represented by counsels, Joseph E. Hatch and James
G. Wiles. A record was made of the attempts to convey notice of the hearing to the Defendants. Defendants Thomas J. Derosa, Dr. Sami Samani and Peter Samani, were represented by counsel Ben Zander, who appeared by telephone. The Court, upon receiving argument and proffers of evidence, and being familiar with the contents of the Court's file, made its findings on the record and enters the following:

     IT IS ORDERED, ADJUDGED AND DECREED THAT:

     1. Until further order of this Court, defendants are PRELIMINARY ENJOINED AND RESTRAINED from buying, selling, transferring, encumbering, pledging, hypothecating, voting or offering for sale any and all shares of Stansbury Holdings Corporation standing in their name or in the name of any affiliate;

     2. That no bond shall be required for this Preliminary Injunction; and

     3. Plaintiff shall serve this Order upon defendants forthwith and file an Affidavit of Service with this Court.

     DATED this 19th day of October, 1995.

                                             BY THE COURT

                                             /s/ J. Thomas Greene
                                             -----------------------------------
                                             THE HONORABLE J. THOMAS GREENE
                                             UNITED STATES DISTRICT COURT


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